                                                                     Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our Firm in this Pre-Effective Amendment No. 1 to the Registration Statement of Eaton Vance Credit Opportunities Fund (the "Fund") on form N-2 filed by the Fund under the Securities Act of 1933, as amended (Registration No. 333-128887) and under the Investment Company Act of 1940, as amended (Registration No. 811-21820) under the heading "Independent Registered Public Account Firm" in the Prospectus and Statement of Additional Information.

/s/ Deloitte & Touche LLP
-------------------------
Boston, Massachusetts
April 21, 2006